EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in (a) the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (b) the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc., (e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan, (f) the Registration Statement (Form S-8, No. 333-44085) pertaining to the 1997 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (g) the Registration Statement (Form S-8, No. 333-71544) pertaining to the 2000 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (h) the Registration Statement (Form S-3, No. 333-82110) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (i) the Registration Statement (Form S-3, No. 333-88690) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus (j) the Registration Statement (Form S-8, No. 333-102069) pertaining to the IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees and the IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors and the related Prospectus, and (k) the Registration Statement (Form S-3, No. 333-102068) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, of our report dated July 18, 2002, except for the 3rd paragraph of Note 1 and Note 13 as to which the date is July 23, 2002 with respect to the consolidated financial statements and financial statement schedule of IMPCO Technologies, Inc. included in this Annual Report (Form 10-K/A), Amendment No. 1, for the year ended April 30, 2002.

/s/    ERNST & YOUNG LLP

Long Beach, California

February 3, 2003